EXHIBIT 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(d)/15d-14(d)

I, Charles E. Zebula, Treasurer of AEP Texas Central Company, as servicer (the "Servicer"), certify that:

1.  I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of AEP Texas Central Transition Funding II LLC (the "Exchange Act periodic reports");

2.  Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.  I am responsible for reviewing the activities performed by the Servicer, and based on my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer has fulfilled its obligations under the Transition Property Servicing Agreement dated as of October 11, 2006 between AEP Texas Central Transition Funding II LLC, as the Issuing Entity, and the Servicer, in all material respects; and

5.  All of the reports on assessment of compliance with servicing criteria for asset-backed securities and the related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rule 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

6.  In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: The Bank of New York Mellon, as Indenture Trustee.

Date: March 25, 2010

/s/ Charles E. Zebula

Name: Charles E. Zebula Title: Treasurer and Senior Officer in Charge of the Servicing Function, AEP Texas Central Company, as Servicer